Exhibit 10.1

JAKKS PACIFIC REPORTS SECOND QUARTER 2025 FINANCIAL RESULTS

US Sales down in the Quarter; Rest of World up

First-half Toy/Consumer Products sales flat to prior year

SANTA MONICA, California, July 24, 2025 – JAKKS Pacific, Inc. (NASDAQ: JAKK) today reported financial results for the second quarter ended June 30, 2025.

Second Quarter 2025

•	Net sales were $119.1 million, a year-over-year decrease of $29.5 million or 20%, driven largely by a reduction in direct-import sales due to higher cost of importation
o	US net sales were $87.0 million, down 31% compared to Q2 2024
o	Rest of World net sales were $32.1 million, up 41% compared to Q2 2024
•	Gross margin of 32.8% vs. 32.0% in Q2 2024, driven by improved margin and volume of new product launches
•	Gross profit of $39.0 million, down $8.6 million compared to $47.6 million in Q2 2024
•	Operating loss of $2.8 million, compared to operating income of $7.6 million in Q2 2024
•	Adjusted net income attributable to common stockholders (a non-GAAP measure) of $0.4 million (or $0.03 per share), compared to adjusted net income attributable to common stockholders of $7.3 million (or $0.65 per share) in Q2 2024
•	Adjusted EBITDA (a non-GAAP measure) of $2.3 million vs. $12.3 million in Q2 2024

First-Half 2025

•	Net sales were $232.3 million compared to $238.7 million last year, a 3% decrease
o	Toys/Consumer Products net sales were $187.8 million, flat to prior year
o	Costumes net sales were $44.5 million, a year-over-year decrease of 13%
•	Gross margin of 33.6% compared to 28.8% last year
•	Gross profit of $78.0 million, up 14% compared to $68.6 million last year
•	Operating loss of $6.5 million compared to an operating loss of $13.7 million last year
•	Adjusted net income attributable to common stockholders of $36,000 ($0.00 per share), up from adjusted net loss attributable to common stockholders of $4.0 million ($0.38 per share) in 2024
•	Adjusted EBITDA of $2.7 million, up from $(4.9) million in 2024

Management Commentary

“As challenging as this year is proving to be, we feel our first half results demonstrate that we are managing our business well despite the persistent uncertainty we’ve all been navigating” said Stephen Berman, Chairman and CEO of JAKKS Pacific. “In a company of our size, we are constantly reminded that there are decisions and actions within our control and external influences that we must try to anticipate and adapt to when necessary. I feel we are capitalizing on our decades of experience and relationships to work through these challenges from a position of strength and remain confident about where we are headed.

The refinancing of our credit facility this quarter to a larger, cash-flow-funded structure further increases our financial resilience and preparedness to maximize the opportunities that lie ahead for us.”

Second Quarter & First-Half 2025 Results

Net sales for the second quarter of 2025 were $119.1 million, down 20% versus $148.6 million last year. The Toys/Consumer Products segment sales were down 23% globally to $80.4 million, and sales of Costumes were down 12% to $38.7 million compared to last year. United States sales were $87.0 million, down 31% from $125.8 million last year. Rest of World sales were $32.1 million, up 41% from $22.8 million last year.

Net sales for the first half of 2025 were $232.3 million, down 3% from $238.7 million last year. The Toys/Consumer Products segment’s sales were $187.8 million, roughly flat to $187.5 million last year. Sales of Costumes were $44.5 million, down 13% from $51.2 million last year. United States sales were $175.9 million, down 10% from $196.3 million last year. Rest of World sales were $56.4 million, up 33% from $42.4 million last year.

The Company’s cash and cash equivalents (including restricted cash) totaled $43.1 million as of June 30, 2025, compared to $17.9 million at the same time last year, and to $70.1 million as of December 31, 2024. Inventory was $71.8 million, compared to $51.3 million as of June 30, 2024, and $52.8 million as of December 31, 2024.

The Board of Directors has declared a quarterly dividend of $0.25 per share on the company’s common stock, payable September 30, 2025, to shareholders of record August 29, 2025.

Use of Non-GAAP Financial Information and Forward-Looking Statements

In addition to the preliminary results reported in accordance with U.S. GAAP included in this release, the Company has provided certain non-GAAP financial information including Adjusted EBITDA and Adjusted Net Income (Loss) that exclude various items that are detailed in the financial tables and accompanying footnotes reconciling GAAP to non-GAAP results contained in this release. The non-GAAP financial measures included in the press release are reconciled to the corresponding GAAP financial measures below, as required under the rules of the Securities and Exchange Commission regarding the use of non-GAAP financial measures.

We define Adjusted EBITDA as income (loss) from operations before depreciation, amortization and adjusted for certain non-recurring and non-cash charges, such as reorganization expenses and restricted stock compensation expense. Net income (loss) is similarly adjusted and tax-effected to arrive at Adjusted Net Income (Loss). Adjusted EBITDA and Adjusted Net Income (Loss) are not recognized financial measures under GAAP, but we believe that they are useful in measuring our operating performance, enhance an overall understanding of the Company’s past financial performance, and provide useful information to the investor by comparing our performance across reporting periods on a consistent basis. Investors should not consider these measures in isolation or as a substitute for net income, operating income, or any other measure for determining the Company’s operating performance that is calculated in accordance with GAAP. In addition, because these measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies.

The non-GAAP financial measures included in the press release are reconciled to the corresponding GAAP financial measures below, as required under the rules of the Securities and Exchange Commission regarding the use of non-GAAP financial measures. See “Use of Non-GAAP Financial Information” for additional disclosures with respect to the use of non-GAAP financial information.

This press release may contain “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations, estimates and projections about JAKKS Pacific’s business based partly on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such statements due to numerous factors, including, but not limited to, those described above, changes in demand for JAKKS specific products, product mix, the timing of customers’ orders and deliveries, the imposition, threat or uncertainty of tariffs, including reciprocal or retaliatory tariffs, the impact of competitive products and pricing, or that any future transactions will result in future growth or success of JAKKS. The “forward-looking statements” contained herein speak only as of the date on which they are made, and JAKKS undertakes no obligation to update any of them to reflect events or circumstances after the date of this release.

Conference Call Live Webcast

JAKKS Pacific, Inc. invites analysts, investors, and media to listen to the teleconference scheduled for 5:00 p.m. ET / 2:00 p.m. PT on July 24, 2025. A live webcast of the call will be available on the “Investor Relations” page of the Company’s website at www.jakks.com/investors. To access the call by phone, please go to this link (2Q25 Registration link), and you will be provided with dial-in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at (www.jakks.com/investors).

About JAKKS Pacific, Inc.:

JAKKS Pacific, Inc. is a leading designer, manufacturer and marketer of toys and consumer products sold throughout the world, with its headquarters in Santa Monica, California. JAKKS Pacific’s popular proprietary brands include: AirTitans®, Disguise®, Fly Wheels®, JAKKS Wild Games®, Moose Mountain®, Maui®, Perfectly Cute®, ReDo® Skateboard Co., Sky Ball®, SportsZone™, Xtreme Power Dozer®, WeeeDo® and Wild Manes™ as well as a wide range of entertainment-inspired products featuring premier licensed properties. Through our products and our charitable donations, JAKKS is helping to make a positive impact on the lives of children. Visit us at www.jakks.com and follow us on Instagram (@jakkspacific.toys), X (@jakkstoys) and Facebook (@jakkspacific.toys).

CONTACT:

JAKKS Pacific Investor Relations
(424) 268-9567 Lucas Natalini; investors@jakks.net

JAKKS Pacific, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

	June 30,		December 31,
	2025	2024	2024
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$38,195	$17,700	$69,936
Restricted cash	4,861	202	201
Accounts receivable, net	124,489	140,006	131,629
Inventory	71,811	51,327	52,780
Prepaid expenses and other assets	22,575	26,457	14,141
Total current assets	261,931	235,692	268,687

Property and equipment	146,661	141,326	142,623
Less accumulated depreciation and amortization	126,890	124,580	126,981
Property and equipment, net	19,771	16,746	15,642

Operating lease right-of-use assets, net	49,931	20,667	53,254
Deferred income tax assets, net	70,401	68,141	70,394
Goodwill	34,950	35,029	35,111
Other long-term assets	1,734	1,976	1,781
Total assets	$438,718	$378,251	$444,869

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$65,422	$55,368	$42,560
Accounts payable - Meisheng (related party)	-	19,130	13,461
Accrued expenses	45,890	45,026	48,456
Reserve for sales returns and allowances	29,116	29,456	35,817
Income taxes payable	-	-	1,035
Short term operating lease liabilities	12,405	7,777	8,091
Short term debt, net	-	5,000	-
Total current liabilities	152,833	161,757	149,420

Long term operating lease liabilities	43,881	14,859	48,433
Accrued expenses - long term	3,222	2,299	2,563
Income taxes payable	2,045	3,441	3,620
Total liabilities	201,981	182,356	204,036

Stockholders’ equity:
Common stock, $.001 par value	11	11	11
Additional paid-in capital	299,110	294,543	297,198
Accumulated deficit	(49,965)	(82,851)	(39,692)
Accumulated other comprehensive loss	(12,919)	(16,308)	(17,184)
Total JAKKS Pacific, Inc. stockholders’ equity	236,237	195,395	240,333
Non-controlling interests	500	500	500
Total stockholders’ equity	236,737	195,895	240,833
Total liabilities and stockholders’ equity	$438,718	$378,251	$444,869

Supplemental Balance Sheet and Cash Flow Data (Unaudited)

	June 30,
Key Balance Sheet Data:	2025	2024

Accounts receivable days sales outstanding (DSO)	95	86
Inventory turnover (DSI)	82	46

	Six Months Ended June 30,
Condensed Cash Flow Data:	2025	2024

Cash flows used in operating activities	$(15,585)	$(27,666)
Cash flows used in investing activities	(6,361)	(6,174)
Cash flows used in financing activities and other	(5,135)	(20,812)
Increase in cash, cash equivalents and restricted cash	$(27,081)	$(54,652)

Capital expenditures	$(4,816)	$(4,627)

JAKKS Pacific, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	Δ(%)	2025	2024	Δ(%)
	(In thousands, except per share data)		(In thousands, except per share data)
Net sales	$119,094	$148,619	(20)%	$232,347	$238,695	(3)%
Less: Cost of sales
Cost of goods	58,784	76,599	(23)	113,410	130,420	(13)
Royalty expense	19,509	22,394	(13)	37,677	36,170	4
Amortization of tools and molds	1,778	2,041	(13)	3,224	3,468	(7)
Cost of sales	80,071	101,034	(21)	154,311	170,058	(9)
Gross profit	39,023	47,585	(18)	78,036	68,637	14
Direct selling expenses	6,710	6,255	7	15,406	14,352	7
General and administrative expenses	34,974	33,594	4	68,935	67,786	2
Depreciation and amortization	122	93	31	235	180	31
Selling, general and administrative expenses	41,806	39,942	5	84,576	82,318	3
Income (loss) from operations	(2,783)	7,643	nm	(6,540)	(13,681)	(52)
Other income (expense):
Loss from joint ventures	-	-	-	-	-	-
Other income (expense), net	25	72	(65)	30	210	(86)
Change in fair value of preferred stock derivative liability	-	-	-	-	-	-
Loss on debt extinguishment	(417)	-	nm	(417)	-	nm
Interest income	395	88	349	757	464	63
Interest expense	(145)	(256)	(43)	(300)	(399)	(25)
Income (loss) before benefit from income taxes	(2,925)	7,547	nm	(6,470)	(13,406)	(52)
Provision for (benefit from) income taxes	(606)	2,281	nm	(1,769)	(4,447)	(60)
Net income (loss)	(2,319)	5,266	nm	(4,701)	(8,959)	(48)
Net income attributable to non-controlling interests	-	-	-	-	280	nm
Net income (loss) attributable to JAKKS Pacific, Inc.	$(2,319)	$5,266	nm %	$(4,701)	$(9,239)	(49)%
Net income (loss) attributable to common stockholders	$(2,319)	$5,266	nm %	$(4,701)	$(7,909)	(41)%
Earnings (loss) per share - basic	$(0.21)	$0.49		$(0.42)	$(0.75)
Shares used in earnings (loss) per share - basic	11,146	10,801		11,146	10,577
Earnings (loss) per share - diluted	$(0.21)	$0.47		$(0.42)	$(0.75)
Shares used in earnings (loss) per share - diluted	11,146	11,245		11,146	10,577

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Δ bps	2025	2024	Δ bps
			Fav/(Unfav)			Fav/(Unfav)
Net sales	100.0%	100.0%	-	100.0%	100.0%	-
Less: Cost of sales
Cost of goods	49.3	51.5	220	48.8	54.5	570
Royalty expense	16.4	15.1	(130)	16.2	15.2	(100)
Amortization of tools and molds	1.5	1.4	(10.0)	1.4	1.5	10
Cost of sales	67.2	68.0	80	66.4	71.2	480
Gross profit	32.8	32.0	80	33.6	28.8	480
Direct selling expenses	5.6	4.2	(140)	6.6	6.0	(60)
General and administrative expenses	29.4	22.6	(680)	29.7	28.4	(130)
Depreciation and amortization	0.1	0.1	-	0.1	0.1	-
Selling, general and administrative expenses	35.1	26.9	(820)	36.4	34.5	(190)
Income (loss) from operations	(2.3)	5.1	(740)	(2.8)	(5.7)	290
Other income (expense):
Other income (expense), net	-	-		-	0.1
Loss on debt extinguishment	(0.4)	-		(0.2)	-
Interest income	0.3	0.1		0.3	0.2
Interest expense	(0.1)	(0.2)		(0.1)	(0.2)
Income (loss) before benefit from income taxes	(2.5)	5.0		(2.8)	(5.6)
Provision for (benefit from) income taxes	(0.6)	1.5		(0.8)	(1.8)
Net income (loss)	(1.9)	3.5		(2.0)	(3.8)
Net income attributable to non-controlling interests	-	-		-	0.1
Net income (loss) attributable to JAKKS Pacific, Inc.	(1.9)%	3.5%		(2.0)%	(3.9)%
Net income (loss) attributable to common stockholders	(1.9)%	3.5%		(2.0)%	(3.3)%

JAKKS Pacific, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Information (Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Δ ($)	2025	2024	Δ ($)
	(In thousands)			(In thousands)
EBITDA and Adjusted EBITDA
Net income (loss)	$(2,319)	$5,266	$(7,585)	$(4,701)	$(8,959)	$4,258
Interest expense	145	256	(111)	300	399	(99)
Interest income	(395)	(88)	(307)	(757)	(464)	(293)
Prvisiosn for (benefit from) income taxes	(606)	2,281	(2,887)	(1,769)	(4,447)	2,678
Depreciation and amortization	1,900	2,134	(234)	3,459	3,648	(189)
EBITDA	(1,275)	9,849	(11,124)	(3,468)	(9,823)	6,355
Adjustments:
Other (income) expense, net	(25)	(72)	47	(30)	(210)	180
Restricted stock compensation expense	3,188	2,519	669	5,740	5,094	646
Loss on debt extinguishment	417	-	417	417	-	417
Adjusted EBITDA	$2,305	$12,296	$(9,991)	$2,659	$(4,939)	$7,598
Adjusted EBITDA/Net sales %	1.9%	8.3%	-640 bps	1.1%	(2.1)%	320 bps

	Trailing Twelve Months Ended June 30,
	2025	2024	Δ ($)
	(In thousands)
TTM EBITDA and TTM Adjusted EBITDA
TTM net income	$38,458	$28,290	$10,168
Interest expense	996	2,545	(1,549)
Interest income	(1,134)	(1,605)	471
Provision for income taxes	8,210	2,291	5,919
Depreciation and amortization	9,857	10,400	(543)
TTM EBITDA	56,387	41,921	14,466
Adjustments:
Loss from joint ventures (JAKKS Pacific, Inc. - 51%)	-	(11)	11
Loss from joint ventures (Meisheng - 49%)	-	11	(11)
Other (income) expense, net	(122)	(297)	175
Restricted stock compensation expense	10,181	9,176	1,005
Change in fair value of preferred stock derivative liability	-	2,154	(2,154)
Molds and tooling capitalization	-	(1,751)	1,751
Loss on debt extinguishment	417	-	417
TTM Adjusted EBITDA	$66,863	$51,203	$15,660
TTM Adjusted EBITDA/TTM Net sales %	9.8%	7.6%	220 bps

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Δ ($)	2025	2024	Δ ($)
	(In thousands, except per share data)			(In thousands, except per share data)
Adjusted net income (loss) attributable to common stockholders
Net income (loss) attributable to common stockholders	$(2,319)	$5,266	$(7,585)	$(4,701)	$(7,909)	$3,208
Restricted stock compensation expense	3,188	2,519	669	5,740	5,094	646
Loss on debt extinguishment	417	-	417	417	-	417
Tax impact of additional charges	(896)	(530)	(366)	(1,420)	(1,187)	(233)
Adjusted net income (loss) attributable to common stockholders	$390	$7,255	$(6,865)	$36	$(4,002)	$4,038
Adjusted earnings (loss) per share - basic	$0.03	$0.67	$(0.64)	$0.00	$(0.38)	$0.38
Shares used in adjusted earnings (loss) per share - basic	11,146	10,801	345	11,146	10,577	569
Adjusted earnings (loss) per share - diluted	$0.03	$0.65	$(0.62)	$-	$(0.38)	$0.38
Shares used in adjusted earnings (loss) per share - diluted	11,397	11,245	152	11,487	10,577	910

JAKKS Pacific, Inc. and Subsidiaries

Net Sales by Division and Geographic Region

(In thousands)	QTD Q2					(In thousands)	YTD Q2
Divisions	2025	2024	2023	% Change 2025 v 2024	% Change 2024 v 2023	Divisions	2025	2024	2023	% Change 2025 v 2024	% Change 2024 v 2023
Toys/Consumer Products	$80,379	$104,570	$117,934	-23.1%	-11.3%	Toys/Consumer Products	$187,817	$187,480	$215,827	0.2%	-13.1%
Dolls, Role-Play/Dress-Up	46,164	63,608	59,669	-27.4%	6.6%	Dolls, Role-Play/Dress-Up	101,627	104,182	107,512	-2.5%	-3.1%
Action Play & Collectibles	29,902	36,555	52,571	-18.2%	-30.5%	Action Play & Collectibles	72,783	69,563	90,417	4.6%	-23.1%
Outdoor/Seasonal Toys	4,313	4,407	5,694	-2.1%	-22.6%	Outdoor/Seasonal Toys	13,407	13,735	17,898	-2.4%	-23.3%
Costumes	$38,715	$44,049	$48,999	-12.1%	-10.1%	Costumes	$44,530	$51,215	$58,590	-13.1%	-12.6%
Total	$119,094	$148,619	$166,933	-19.9%	-11.0%	Total	$232,347	$238,695	$274,417	-2.7%	-13.0%

(In thousands)	QTD Q2					(In thousands)	YTD Q2
Regions	2025	2024	2023	% Change 2025 v 2024	% Change 2024 v 2023	Regions	2025	2024	2023	% Change 2025 v 2024	% Change 2024 v 2023
United States	$86,990	$125,837	$136,187	-30.9%	-7.6%	United States	$175,934	$196,267	$216,630	-10.4%	-9.4%
Europe	14,657	10,264	16,638	42.8%	-38.3%	Europe	26,467	15,999	26,800	65.4%	-40.3%
Latin America	6,047	3,239	3,067	86.7%	5.6%	Latin America	13,506	11,235	12,271	20.2%	-8.4%
Canada	8,826	6,288	6,799	40.4%	-7.5%	Canada	12,105	9,658	10,853	25.3%	-11.0%
Asia	1,448	1,268	1,831	14.2%	-30.7%	Asia	2,199	2,233	3,211	-1.5%	-30.5%
Australia & New Zealand	886	1,607	1,756	-44.9%	-8.5%	Australia & New Zealand	1,499	2,953	3,364	-49.2%	-12.2%
Middle East & Africa	240	116	655	106.9%	-82.3%	Middle East & Africa	637	350	1,288	82.0%	-72.8%
TOTAL JAKKS	$119,094	$148,619	$166,933	-19.9%	-11.0%	Total	$232,347	$238,695	$274,417	-2.7%	-13.0%

(In thousands)	QTD Q2					(In thousands)	YTD Q2
Regions	2025	2024	2023	% Change 2025 v 2024	% Change 2024 v 2023	Regions	2025	2024	2023	% Change 2025 v 2024	% Change 2024 v 2023
North America	$95,816	$132,125	$142,986	-27.5%	-7.6%	North America	$188,039	$205,925	$227,483	-8.7%	-9.5%
International	23,278	16,494	23,947	41.1%	-31.1%	International	44,308	32,770	46,934	35.2%	-30.2%
Total	$119,094	$148,619	$166,933	-19.9%	-11.0%	Total	$232,347	$238,695	$274,417	-2.7%	-13.0%

(In thousands)	QTD Q2					(In thousands)	YTD Q2
Regions	2025	2024	2023	% Change 2025 v 2024	% Change 2024 v 2023	Regions	2025	2024	2023	% Change 2025 v 2024	% Change 2024 v 2023
United States	$86,990	$125,837	$136,187	-30.9%	-7.6%	United States	$175,934	$196,267	$216,630	-10.4%	-9.4%
Rest of World	32,104	22,782	30,746	40.9%	-25.9%	Rest of World	56,413	42,428	57,787	33.0%	-26.6%
Total	$119,094	$148,619	$166,933	-19.9%	-11.0%	Total	$232,347	$238,695	$274,417	-2.7%	-13.0%